Exhibit 4.7

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of November 7, 2003 by and among Intelsat, Ltd., a Bermuda company (the "Company”), and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and BNP Paribas Securities Corp.

     The Company proposes to issue and sell, pursuant to the Purchase Agreement dated October 31, 2003, among the Company and the Initial Purchasers (the “Purchase Agreement”), to the Initial Purchasers $400,000,000 aggregate principal amount of the Company’s 5 1/4% Senior Notes due 2008 (the “2008 Notes”) and $700,000,000 aggregate principal amount of the Company’s 6 1/2% Senior Notes due 2013 (the “2013 Notes”, together with the 2008 Notes, the "Notes”). The Notes are to be issued by the Company pursuant to the provisions of an indenture dated as of April 1, 2002 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company and The Bank of New York, as trustee (the “Trustee”).

     In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights with respect to the Notes as set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     “1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     “additional interest” shall have the meaning set forth in Section 2(e) hereof.

     “Business Day” shall have the meaning set forth in the Indenture.

     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

     “Company” shall have the meaning set forth in the preamble.

     “consummate” shall have the meaning set forth in Section 2(a) hereof.

     "Exchange Date” shall have the meaning set forth in Section 2(a)(ii) hereof.

     “Exchange Notes” shall mean notes issued by the Company under the Indenture and containing terms identical to the 2008 Notes or the 2013 Notes, as the case may be, (except that (i) interest thereon shall accrue from the last date on which interest was paid on the 2008 Notes or the 2013 Notes, as the case may be, (or, if the Exchange Notes are authenticated between a record date and an interest payment date, from such interest payment date) or, if no such interest has been paid, from the Closing Date and (ii) the Exchange Notes will not provide for additional interest accruing thereon following a failure to register such Exchange Notes under the 1933 Act and will not contain terms with respect to transfer restrictions) and to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

     “Exchange Offer” shall mean an exchange offer by the Company of Exchange Notes for all Notes that are Registrable Securities pursuant to Section 2(a) hereof.

     “"Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on an appropriate form under the 1933 Act and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     “Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture, provided that, for purposes of Sections 4 and 5 of this Agreement, the term "Holders” shall also include Participating Broker-Dealers.

     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

     “Indenture” shall have the meaning set forth in the preamble.

     “Initial Purchasers” shall have the meaning set forth in the preamble.

     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that, for purposes of this Agreement, whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any affiliates (as such term is defined in Rule 405 under the 1933 Act) of the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

     “Notes” shall have the meaning set forth in the preamble.

     “Offer Termination Date” shall have the meaning set forth in Section 2(a)(iv) hereof.

     “Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     “Purchase Agreement” shall have the meaning set forth in the preamble.

     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

     “Registrable Security” shall mean each Note until the earliest to occur of (i) the date on which that Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the earlier of (A) the date on which that Exchange Note is sold to a purchaser who receives from that broker-dealer on or prior to the date of that sale a copy of the Prospectus contained in the Exchange Offer Registration Statement and (B) the date on which the Exchange Offer Registration Statement has been effective under the 1933 Act for a period of 60 consecutive days; (iii) the date on which that Note has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement; (iv) the date on which that Note is sold by the Holder pursuant to Rule 144 under the 1933 Act or may be sold by the holder pursuant to Rule 144(k) under the 1933 Act or (v) the date on which the Note is cancelled or redeemed or ceases to be outstanding.

     “Registration Default” shall have the meaning set forth in Section 2(e) hereof.

     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws, (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, and any other documents relating to the Company’s performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel (and additionally including one local counsel), (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers (“counsel for the Holders”)) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

     “Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     “SEC” shall mean the Securities and Exchange Commission.

     "Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     “TIA” shall have the meaning set forth in Section 3(l) hereof.

     “Trustee” shall have the meaning set forth in the preamble.

     “Underwriters” shall have the meaning set forth in Section 3 hereof.

     “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

     2.   Registration under the 1933 Act.

          (a)   To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall (x) file or cause to be filed or, on or prior to the date that is 240 calendar days after the Closing Date, an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities for Exchange Notes, and (y) use its reasonable efforts to (1) have such Registration Statement declared effective by the SEC on or prior to the date that is 300 calendar days after the Closing Date and remain effective until the closing of the Exchange Offer and (2) to consummate the Exchange Offer with respect to the Notes on or prior to the date that is 340 calendar days after the Closing Date. For purposes hereof, “consummate” shall mean, with respect to the Notes, that the Exchange Offer Registration Statement shall have been declared effective, the period of the Exchange Offer provided in accordance with clause 2(a)(ii) below shall have expired and all Registrable Securities validly tendered and not withdrawn in connection with such Exchange Offer shall have been exchanged for Exchange Notes. The Company shall commence the Exchange Offer with respect to the Notes by mailing or causing to be mailed the related Exchange Offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i)   that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not withdrawn will be accepted for exchange;

          (ii)   the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (each such date being an “Exchange Date”);

          (iii)   that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement, unless the Holder of such Registrable Security delivers a notice pursuant to Section 2(b)(iii);

          (iv)   that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender, or make book-entry delivery of, such Registrable Security and deliver (including via an agent’s message) the enclosed letters of transmittal to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date (the “Offer Termination Date”); and

          (v)   that Holders will be entitled to withdraw their election, not later than the close of business on the Offer Termination Date.

As soon as practicable after the Offer Termination Date, the Company shall:

               (A)   accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

               (B)   deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Note equal in aggregate principal amount to the aggregate principal amount of the Registrable Securities surrendered by such Holder.

     The Company shall use reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer.

          (b)   In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the Offer Termination Date because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 340 calendar days after the Closing Date or (iii) any Holder of Registrable Securities shall notify the Company prior to the date that is 20 Business Days following the Offer Termination Date that (A) such Holder was prohibited by law or SEC policy from participating in the applicable Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a Prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for those resales, or (C) such Holder is a broker-dealer and holds Notes acquired directly from the Company or any of its affiliates, the Company shall use reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities (except as provided in the next sentence) and use reasonable efforts to have such Shelf Registration Statement declared effective by the SEC. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall file and use reasonable efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement or may be a separate Registration Statement) with respect to offers and sales of Registrable Securities held by the Holders who delivered the notice referred to in clause (iii) of the preceding sentence. The Company agrees to use reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (x) two years after the Closing Date or (y) such time as all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder and to use reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

        (c)   The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b).

        (d)   An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to be effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          (e)   Without duplication of the provisions set forth in the Indenture, in the event that:

               (i)   (A) the Exchange Offer Registration Statement relating to the Exchange Offer is not filed with the SEC on or prior to the date that is 240 calendar days after the Closing Date, or (B) if a Shelf Registration Statement is required to be filed and such Shelf Registration Statement is not filed within 240 calendar days after such obligation arises, or

               (ii)   (A) the Exchange Offer Registration Statement is not declared effective on or prior to the date that is 300 calendar days after the Closing Date, or (B) if a Shelf Registration Statement is required to be filed and such Shelf Registration Statement is not declared effective within 360 calendar days after the date such Shelf Registration Statement was required to be filed, or

               (iii)   the Exchange Offer is not consummated on or prior to the date that is 340 calendar days after the Closing Date,

(each such event referred to in clauses (i) through (iii), a “Registration Default”), then additional interest (“additional interest”) will accrue (in addition to, and at the same time and in the same manner as, the interest otherwise due on the 2008 Notes and the 2013 Notes, respectively) on the principal amount of each Registrable Security in an amount equal to 0.25% per annum commencing on the date from and including the next calendar day following the expiration of each of (a) such 240 day period in the case of clause (i)(A) above or such 240 day period in the case of clause (i)(B) above, (b) such 300 day period in the case of clause (ii) (A) above or such 360 day period in the case of clause (ii)(B) above, as applicable, and such (c) 340 day period in the case of clause (iii) above. Such additional interest will cease accruing on such Registrable Securities when all Registration Defaults have been cured. Notwithstanding the existence of more than one Registration Default, the interest rate on the Notes shall not be increased by more than 0.25% per annum.

          (f)   Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

     3. Registration Procedures.

     In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof and subject to the terms and conditions thereof, the Company shall reasonably promptly:

          (a)   prepare and file with the SEC under the 1933 Act a Registration Statement, which Registration Statement shall (x) be on an appropriate form under the 1933 Act selected by the Company, (y) in the case of a Shelf Registration, be on a form available for the sale of the Registrable Securities by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b)   prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Notes;

          (c)   in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d)   use reasonable efforts (i) to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC and (ii) to cooperate with such Holder in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (A) register or qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section, (B) subject itself to taxation in any such jurisdiction if it is not then so subject or (C) consent to general service of process in any such jurisdiction if it has not already so consented;

          (e)   in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for the Initial Purchasers promptly and, if requested by such Persons, confirm such advice in writing, (i) when such Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company to file a post-effective amendment to a Registration Statement;

          (f)   make reasonable efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement and, as promptly as practicable, provide notice to each Holder of the withdrawal of any such order;

          (g)   in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated by reference therein, if any, or exhibits thereto, unless so requested);

          (h)   in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

          (i)   in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof while the Company maintains a Shelf Registration Statement, use reasonable efforts to prepare a supplement or post-effective amendment to the applicable Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Holders who have received the notice referred to in Section 3(e)(v) above hereby agree to suspend use of the

Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j)   within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, or any document which is to be incorporated by reference into a Registration Statement or Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, counsel for the Holders) shall reasonably object;

          (k)   obtain a CUSIP number for all Exchange Notes or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

          (l)   cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Notes or Registrable Securities, as the case may be, and cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m)   in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and accountants designated by and counsel for the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case that would customarily be reviewed or examined in connection with a “due diligence” review of the Company; provided, however, that such representatives, attorneys or accountants shall be acceptable to the Company in its reasonable judgment and shall agree to enter into a written confidentiality agreement acceptable to the Company, if so requested, regarding any records, information or documents that are designated by the Company as confidential, unless such records, information or documents are available to the public or disclosure of such records, information or documents is required by court or administrative order, and to use information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose;

          (n)   if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement as necessary to enable such Holder to dispose of Registrable Securities pursuant to such Registration Statement under the 1933 Act, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment promptly after the Company has received notification of the matters to be incorporated in such filing;

          (o)   cause all Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed, if so requested by the Majority Holders and (ii) if not theretofore rated, to be rated with the appropriate rating agencies, if so requested by the Majority Holders; and

          (p)   in the case of a Shelf Registration, enter into such customary agreements and take all such other customary actions, if any, in connection therewith (including those requested by counsel for the Holders) as the Majority Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities pursuant to a Shelf Registration Statement and in such connection, (i) to the extent possible, make such representations and warranties, and provide such indemnification and contribution, to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, (ii) obtain opinions of counsel to the Company in customary form, scope and substance, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) in customary form as permitted by Statement on Auditing Standards No. 72 (or any superseding statement on auditing standards) addressed to each selling Holder and Underwriter of Registrable Securities, subject to receipt of appropriate documentation as contemplated by Statement of Auditing Standards No. 72 (or any superseding statement on auditing standards), and (iv) deliver such customary documents and certificates as may be reasonably requested by counsel for the Majority Holders to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions in an underwriting agreement, provided, however, that the Company shall not be required to enter into any such underwriting agreement more than once and may delay entering into such agreement during any period in which a Suspension Notice (as defined below) is in effect.

     In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder’s participation in a Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as in the reasonable opinion of both the Company and the Company’s counsel shall be required under applicable securities laws and as the Company may from time to time reasonably request in writing for inclusion in such Shelf Registration Statement. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event, in either case, as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of distribution of such Exchange Notes, or fails or would fail to state a material fact regarding such Holder or such Holder’s intended method of distribution of such Exchange Notes required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Exchange Notes, an untrue statement of a material fact or fail to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each such Holder shall comply with the provisions of the 1933 Act applicable to such Holder with respect to the disposition by such Holder of Exchange Notes covered by such Registration Statement in accordance with the intended methods of disposition by such Holder set forth in such Registration Statement.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company (i) of the happening of any event of the kind described in Section 3(e) (iii) or (v) hereof, (ii) that the Company is in possession of material information that has not been disclosed to the public and the Company reasonably deems it to be advisable not to disclose such information in a Registration Statement or (iii) that the Company is in the process of a registered offering of securities and the Company reasonably deems it to be advisable to temporarily discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement (in each case, such notice being hereinafter referred to as a “Suspension Notice”), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement and shall not be entitled to the benefits of Section 5 hereof with respect to any sales made by it in contravention of this paragraph until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or a notice in accordance with Section 3(f) hereof that any order suspending the effectiveness of the Shelf Registration Statement has been withdrawn, or, in the case of (ii) or (iii) above, until further notice from the Company that disposition of Registrable Securities may resume; provided, that such further notice will be given within 90 days of the Suspension Notice in the case of (ii) above and within 120 days of the Suspension Notice in the case of (iii) above and; provided, further, that in the case of (ii) and (iii) above, any Suspension Notice must be based upon a good faith determination of the board of directors of the Company or the executive committee thereof that such notice is necessary; and, if so directed by the Company, such Holder will deliver to the

Company (at the Company’s expense) or destroy all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such Suspension Notice.

     If the Company shall give any such Suspension Notice, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or advice from the Company that delivery may be resumed. There must be at least 90 consecutive days in any 365 day period during which a Suspension Notice pursuant to (ii) or (iii) above is not in effect.

     The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities proposed to be included in such offering, subject to the approval of the Company acting reasonably. In the case of any Underwritten Offering, the Company shall provide written notice to the Holders of all Registrable Securities covered by the applicable Shelf Registration Statement of such Underwritten Offering at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering. Such notice shall (x) offer each such Holder the right to participate in such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such Underwritten Offering and (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering.

          4.   Participation of Broker-Dealers in Exchange Offer.

          (a)   The Company understands that the staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the 1933 Act in connection with any resale of such Exchange Notes.

          (b)   In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration, to the extent, and with such reasonable modifications thereto, as may be reasonably requested by the Initial Purchasers or one or more Participating Broker-Dealers pursuant to clause 4(b)(ii) below in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the staff of the SEC recited in Section 4(a) above; provided that:

               (i)   the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 90 days after the Offer Termination Date (as such period may be extended pursuant to the penultimate paragraph of Section 3) and Participating Broker-Dealers shall not be authorized by the Company to deliver, and shall not deliver, such Prospectus after such period in connection with the resales contemplated by this Section; and

               (ii)   the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by the broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with a single representative of the Participating Broker-Dealers, which shall be Morgan Stanley & Co. Incorporated unless it elects not to act as such representative, in which case the representative shall be selected by a majority of the Participating Broker-Dealers, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers (and additionally including one local counsel) unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the Offer Termination Date and with respect to each amendment or supplement thereof, if any, effected during the period specified in Section 4(b)(i) above; provided that the provisions of clauses (y) and (z) of this Section 4(b)(ii) shall apply only if one or more Participating Broker-Dealers holding at least $10,000,000 in principal amount of Registrable Securities shall request that the provisions of this Agreement as they relate to a Shelf Registration also apply to such Exchange Offer Registration for the disposition of Exchange Notes by Participating Broker-Dealers.

                      5.   Indemnification and Contribution.

                           (a)   The Company agrees to indemnify and hold harmless each Initial Purchaser, its respective directors, officers and employees, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Initial Purchaser, director, officer, employee, Holder or Person controlling such Initial Purchaser or Holder, may become subject under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), or (ii) any omission or alleged omission to state in any Registration Statement (or any amendment thereto)

or any Prospectus (or any amendment or supplement thereto) any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee of such Initial Purchaser, each Holder, and each Person who controls any such Initial Purchaser or Holder, promptly upon demand for any legal and other expenses reasonably incurred by such Initial Purchaser, director, officer, employee of that Initial Purchaser, Holder, and each such Person controlling such Initial Purchaser or Holder, in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Person specifically for inclusion therein; provided further, that with respect to any such untrue statement in or omission from a preliminary prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any such Person to the extent that any such loss, liability, claim, damage or action of or with respect to such Person results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or given to such Person at or prior to the written confirmation of the sale of such Registrable Securities to such Person and (B) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented, as the case may be) (unless, in either case, such failure to deliver such Prospectus (or the Prospectus as amended or supplemented, as the case may be) was a result of the failure of the Company to so provide such Prospectus (or the Prospectus as amended or supplemented, as the case may be)). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser, director, officer, employee, Holder or any Person controlling any Initial Purchaser or Holder.

          (b)   Each Initial Purchaser and each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each Person, if any, who controls the Company within the meaning of the 1933 Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or any Person who controls the Company may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) the omission or alleged omission to state in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Initial

Purchaser or that Holder specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee or any Person who controls the Company promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or any Person who controls the Company in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser or any Holder may otherwise have to the Company or any such director, officer, employee or any Person who controls the Company.

          (c)   Promptly after receipt by an indemnified person (the “Indemnified Person”) under this Section 5 of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against the indemnifying person (the “Indemnifying Person”) under this Section 5, notify the Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability which it may have under this Section 5 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person other than under this Section 5. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person; provided, however, if any such action includes both the Indemnified Person and the Indemnifying Person, and the Indemnified Person shall have reasonably concluded that a conflict may arise between the positions of the Indemnifying Person and the Indemnified Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. Upon receipt of notice from the Indemnifying Person to such Indemnified Person of such Indemnifying Person’s election to assume the defense of such action and approval by the Indemnified Person of counsel, the Indemnifying Person will not be liable to such Indemnified Person under this Section 5 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the Indemnifying Person shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifying Person. In no event shall the Indemnifying Person be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) for all Indemnified Persons in connection with any one action or series of separate but similar or related actions arising out of the same general allegations or circumstances. No Indemnifying Person shall (i) without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the Indemnifying Person, the Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

          (d)   If the indemnification provided for in this Section 5 shall be for any reason unavailable to or insufficient to hold harmless an Indemnified Person under Section 5(a) or 5(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Person shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability, or any action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Initial Purchasers or Holders on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers or the Holders the intent of the parties and their knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Initial Purchasers and each Holder agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Initial Purchasers and the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Person as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for the purposes of this Section 5(d), any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Initial Purchaser or Holder shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Initial Purchaser or Holder exceeds the amount of any damages that such Initial Purchaser or Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ and Holders’ obligations to contribute as provided in this Section 5(d) are several in proportion to the aggregate principal amount of Registrable Securities sold by them pursuant to such Registration Statement. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e)   Any losses, claims, damages or liabilities for which an Indemnified Person is entitled to indemnification or contribution under this Section shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages or liabilities are incurred reasonably promptly after receipt by the Indemnifying Person of a request therefor by the Indemnified Person. The indemnity and contribution agreements contained in this Section shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser, any Holder or any Person controlling any Initial Purchaser or any Holder, the Company’s directors or officers or any Person controlling the Company, (ii) acceptance of any Exchange Notes, (iii) any termination of this Agreement and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

     6.   Miscellaneous.

          (a)   No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

          (b)   Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 2(e) or 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

          (c)   Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section, which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

     All such notices and communications shall be deemed to have been duly given at the time delivered, if personally delivered; five business days after being deposited in the mail, postage pre-paid, if mailed; when receipt is acknowledged, if faxed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d)   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment or assumption, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement and the Indenture. The Initial Purchasers shall have no liability or obligation to the Company, and the Company shall have no liability or obligation to the Initial Purchasers, with respect to any failure by a Holder (other than the Initial Purchasers) to comply with, or any breach by any Holder (other than the Initial Purchasers) of, the obligations of such Holder (other than the Initial Purchasers) under this Agreement.

          (e)   Third Party Beneficiary. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and subject to the terms hereof shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f)   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          (i)   Severability. In the event that one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j)   No Piggyback on Registrations. Neither the Company, its affiliates nor any of their security holders (other than the Holders of Notes in such capacity) shall have the right to include any securities of the Company or its affiliates (other than Registrable Securities) in any Shelf Registration or Exchange Offer Registration, without the consent of the Holders participating in such.

          (k)   Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the New York City hereby irrevocably appoints CT Corporation System, which currently maintains a New York City office at 111 Eighth Avenue, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

          (l)   Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTELSAT, LTD.

By: /s/ Conny Kullman Name: Conny Kullman Title: Chief Executive Officer

MORGAN STANLEY & CO. INCORPORATED

By: /s/ James C. Murray
       Name: James C. Murray
      Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Niraj J. Shah
       Name: Niraj J. Shah
       Title: Vice President

BNP PARIBAS SECURITIES CORP.

By: /s/ Douglas G. Cook
      Name: Douglas G. Cook
      Title: Managing Director